        Contacts:    KLX Energy Services
            Geoffrey C. Stanford, SVP, CAO & Interim CFO
            (832) 930-8066
            IR@klx.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
KLXE@dennardlascar.com

KLX Energy Services Rights Offering Nearing Expiration Date

HOUSTON, TX – September 18, 2026 – KLX Energy Services Holdings, Inc. (NASDAQ: KLXE) (“KLX” or the “Company”) announced today that it is nearing the previously announced expiration date for its $125 million backstopped rights offering (the “Rights Offering”) of 5:00 pm, New York City time, on September 23, 2026 (the “Expiration Date”). As a reminder, each subscription right entitles the holder to purchase 3.885 shares of common stock at a subscription price of $1.49 per share. No holder (other than the Backstop Parties described in the Prospectus) is entitled to exercise subscription rights to the extent that such exercise would result in such holder, together with its affiliates and any persons acting in concert with such holder, beneficially owning more than 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise. The subscription rights will continue to trade on The Nasdaq Stock Market LLC under the symbol “KLXER” until the close of trading on the Expiration Date.

Importantly, for holders whose shares of our common stock are held in a brokerage account or are otherwise not registered directly with the Company, the deadline to exercise their subscription rights with their respective brokerage firms may be earlier. Information regarding specific broker-related deadlines should be obtained directly from the broker. The subscription rights will expire and have no value if they are not exercised prior to the Expiration Date.

The Rights Offering was made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-295905) on file with the Securities and Exchange Commission (the “SEC”) and the prospectus supplement (and the accompanying base prospectus) filed with the SEC on August 24, 2026 (collectively, the “Prospectus”). The Company reserves the right to extend, amend or terminate the Rights Offering, subject to certain conditions, at any time. Additional information regarding the Rights Offering is set forth in the Prospectus.

Copies of the Prospectus, the subscription rights certificates and other related documents were mailed to all holders on or about August 24, 2026 and can also be accessed through the SEC’s website at www.sec.gov. Holders of shares of common stock in “street name” through a brokerage account, bank or other nominee must instruct their broker, bank or nominee whether to exercise subscription rights on their behalf. Additional information regarding the Rights Offering may be obtained from the information agent, InvestorCom, at (877) 972-0090 (toll free) or (203) 972-9300 (banks and brokers) or via email at info@investor-com.com. Before you invest, you should read the Prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Rights Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the subscription rights, common stock or any other securities, nor will there be any sale of the subscription rights, common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 60 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Cautionary Statement Regarding Forward-Looking Statements

This release and the documents to which the Company refers you to in this release, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the transactions described herein, the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this release that are not historical facts are forward-looking statements, including, without limitation, statements about the Company’s beliefs and expectations regarding the Rights Offering, including the timing and use of proceeds therefrom. Words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “forecast,” “potential,” “project,” “continue,” “may,” “might,” “should,” “could,” “would,” “will” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this release and the information incorporated by reference in this release reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, prevailing market conditions, whether holders of record will exercise their rights to purchase common stock and the amount subscribed, and whether the Company will be able to successfully complete the Rights Offering, as well as, without limitation, those risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this release, and the information incorporated by reference in this release. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

###